UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2020 (February 13, 2020)
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements

On February 13, 2020, AGNC Mortgage Management, LLC entered into amendments to the employment agreements with the following officers: Peter J. Federico, President and Chief Operating Officer; Christopher J. Kuehl, Executive Vice President, Portfolio Management; Bernice E. Bell, Senior Vice President and Chief Financial Officer; Aaron J. Pas, Senior Vice President, Non-Agency Portfolio; and Kenneth L. Pollack, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

The amendments to the employment agreements for Mr. Federico and Mr. Kuehl adjust the officers’ compensation, effective for 2020, by increasing each of their target long-term incentive award opportunities and the portion of each such long-term incentive award opportunity that vests based upon the achievement of certain specified performance metrics (as determined by the Compensation and Corporate Governance Committee of the Board of Directors of AGNC Investment Corp.) as follows:

•
Mr. Federico’s target long-term incentive award opportunity will be increased from $1,800,000 to $2,300,000. In addition, the portion of such long-term incentive award that vests based upon the achievement of certain specified performance metrics will be increased from 50% to 67%, and the portion of such long-term incentive award that vests based upon the passage of time will be decreased from 50% to 33%.

•
Mr. Kuehl’s target long-term incentive award opportunity will be increased from $1,400,000 to $1,650,000. In addition, the portion of such long-term incentive award that vests based upon the achievement of certain specified performance metrics will be increased from 50% to 67%, and the portion of such long-term incentive award that vests based upon the passage of time will be decreased from 50% to 33%.

The amendments to the employment agreements for Ms. Bell, Mr. Pas, and Mr. Pollack adjust the officers’ compensation, effective for 2020, by increasing each of their target annual bonuses and target long-term incentive award opportunities as follows:

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Ms. Bell’s target annual bonus will be increased from 100% of her annual base salary to 170% of her annual base salary, and her target long-term incentive award opportunity will be increased from 150% of her annual base salary to 175% of her annual base salary.

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Mr. Pas’s target annual bonus will be increased from 150% of his annual base salary to 175% of his annual base salary, and his target long-term incentive award opportunity will be increased from 176% of his annual base salary to 190% of his annual base salary.

•
Mr. Pollack’s target annual bonus will be increased from 100% of his annual base salary to 140% of his annual base salary, and his target long-term incentive award opportunity will be increased from 150% of his annual base salary to 160% of his annual base salary.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the forms of employment agreement amendments for the officers attached hereto as Exhibit 10.1 and 10.2 and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of First Amendment to Amended and Restated Employment Agreement dated February 13, 2020 between AGNC Mortgage Management, LLC and each of Mr. Federico and Mr. Kuehl.
10.2	Form of First Amendment to Employment Agreement dated February 13, 2020 between AGNC Mortgage Management, LLC and each of Ms. Bell, Mr. Pas and Mr. Pollack.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: February 14, 2020	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary